Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-189846) of our report dated February 25, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Noble Corporation’s, a Swiss Corporation, Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 5, 2013